UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2018
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SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On February 6, 2018, Swisher Hygiene Inc. (the “Company”) filed a Verified Petition for Dissolution (the “Petition”) in the Court of Chancery of the State of Delaware (the “Delaware Court”), styled In re Swisher Hygiene Inc., C.A. No. 2018-0080-SG (Del. Ch.). The Petition was filed pursuant to the dissolution and claims process outlined in Section 280 of the General Corporation Law of the State of Delaware (“DGCL”), and is a further step in the Company’s dissolution and liquidation. A copy of the Petition, without its attached exhibits, is filed as Exhibit 99.1 to this Form 8-K.

The Petition identifies claims that are the subject of a pending action, suit or proceeding; certain claims asserted in response to notices provided by the Company pursuant to Section 280 (a)(i) and (iii) of the DGCL; and claims that have not arisen, but that are likely to arise or become known within five (5) years following May 27, 2016, the Company’s date of dissolution. The Petition identifies the dollar amount of all such claims presented to the extent known (although not all claimants attached a specific dollar amount to their claims), as well as the amount of the Company’s current cash and short-term investments, and concludes that after taking into account estimated wind-up costs, the claims asserted substantially exceed the Company’s net assets available to satisfy claims. It should be noted that the Company does not agree with the valuation of claims presented (and in fact believes many claims are frivolous, without merit or grossly exaggerated and inflated). As further set forth in the Petition, the Company’s Directors and Officers Insurance (“D&O Insurance”) which, among other things, has been funding defense costs for the Company’s former Chief Financial Officer and former Director of External Reporting, who were indicted on various criminal counts relating to the Company’s financial restatements in 2012, has been substantially exhausted with less than $5 million of Company’s original $45 million of coverage remaining. Further claims against the remaining D&O Insurance have been made and additional claims are possible. If these claims deplete the remaining D&O Insurance coverage, there could be further claims made directly against the Company.

The Petition asks the Delaware Court to determine that (i) the Company has complied with the procedures set in Section 280 of the DGCL; (ii) certain claims set forth in the Petition are barred; (iii) the Company’s current cash and short-term investments constitute sufficient security to provide for estimated wind-down costs, and to satisfy all claims outlined in Section 280 of the DGCL and identified in the Petition; and (iv) at the end of the dissolution period, if all claims are resolved, the Company shall be authorized to disburse remaining assets, if any, to the Company’s stockholders. The Company anticipates that the end of the dissolution period will be August 2019, although if all claims are resolved prior to that time, the Company intends to seek an early end to the dissolution period. Conversely, if all claims are not resolved prior to August 2019, the dissolution period may be extended at the direction of the Delaware Court. At this time, the Company does not anticipate any distribution to stockholders prior to the end of the dissolution period, and in any event the Company will not make any payments to claimants or stockholders without approval of the Delaware Court.

In summary:

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Pursuant to the Delaware dissolution process, the Company has notified potential claimants of the Company’s dissolution which was effective May 27, 2016, following a stockholder vote and subsequent action by the Company’s board of directors.
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The stated value of claims received are substantially in excess of the Company’s net assets available for the payment of claims or distribution to stockholders.

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Through the Company’s Petition and the subsequent proceedings, the Company anticipates extinguishing meritless claims and reducing any remaining claims that are overstated or inflated to their fair value.
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In accordance with this process, meritorious claims, if any, will be paid along with any remaining costs of winding up the Company. The Company will then petition the Delaware Court for permission to distribute remaining assets, if any, to the Company’s stockholders.
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The Company does not anticipate any distribution to stockholders prior to the end of the dissolution and liquidation process, currently expected to be August 2019.

This report on Form 8-K and the Petition referenced herein and attached as Exhibit 99.1, which include certain actual and estimated financial information, are not intended to supersede the Company’s most recently filed audited financial statements as of December 31, 2016 filed on Form 8-K with the Securities and Exchange Commission on April 12, 2017, and should not be considered to represent financial statements of the Company.

Item 9.01
Financial Statements and Exhibits.

Exhibit No.
Description

99.1
Verified Petition for Dissolution filed in the Court of Chancery of the State of Delaware on February 6, 2018 (without exhibits).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: February 12, 2018	By:	/s/ Richard L. Handley
Richard L. Handley
Chairman, President and Secretary